Exhibit 99.1

Amanat Acquisition Corp Announces Pricing of $75 Million Initial Public Offering

Westfield, New Jersey, United States, May 19, 2026 (GLOBE NEWSWIRE) – Amanat Acquisition Corp (the “Company”), a newly organized special purpose acquisition company formed as a Cayman Islands exempted company, today announced the pricing of its initial public offering of 7,500,000 Class A ordinary shares at an offering price of $10.00 per share. The Class A ordinary shares are expected to trade on the Nasdaq Capital Market under the ticker symbol “AMAN” beginning today. The offering is expected to close on May 20, 2026, subject to customary closing conditions.

The Company is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus on opportunities in healthcare or healthcare-related industries.

Leerink Partners is acting as sole bookrunning manager. The Company has granted the underwriter a 45-day option to purchase up to 1,125,000 additional Class A ordinary shares at the initial public offering price, less underwriting discounts and commissions, to cover over-allotments, if any.

A registration statement relating to the securities sold in the initial public offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on May 18, 2026 (the “Effective Date”). The public offering is being made only by means of a prospectus. When available, copies of the prospectus relating to the offering may be obtained from Leerink Partners LLC, Attn: Syndicate Department, 1301 Avenue of the Americas, 5th Floor, New York, New York 10019, by email at syndicate@leerink.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Amanat Acquisition Corp

Amanat Acquisition Corp is a recently incorporated blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of entering into a merger, amalgamation, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses. The Company has not selected any specific business combination target and has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with the Company. While the Company may pursue an initial business combination in any business or industry, the Company intends to focus on healthcare or healthcare-related industries, which can benefit from the expertise and capabilities of the management team in order to create long-term shareholder value. The Company is sponsored by Amanat Sponsor Holdings LLC and is led by Dr. Sandeep C. Kulkarni, its Chairman of the Board, Dr. Pavan Cheruvu, its Director and Chief Executive Officer, and Mr. Nicholas Fernandez, its Chief Financial Officer. The Company’s Board of Directors also includes Ms. Rakhi Kumar, Mr. Brad Middlekauff, and Mr. Patrick Crutcher.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering (“IPO”) including the gross proceeds of the IPO, the anticipated use of the net proceeds from the IPO and the search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or that the net proceeds of the offering will be used as indicated or that the Company will ultimately complete a business combination transaction in the sectors it is targeting or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Amanat Acquisition Corp, including those set forth in the Risk Factors section of Amanat Acquisition Corp’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. Amanat Acquisition Corp undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Nicholas Fernandez

Chief Financial Officer

153 Central Avenue
C/O 56
Westfield, NJ 07091
201-688-0364